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Exhibit 99(a)(1)(G)

Ditech Communications Corporation
2003 Stock Option Exchange Program

February 2003

Today’s Topics

•                  Why We’re Here

•                  Stock Option Exchange Program

                    —        Highlights

                    —        Impact on Eligible Options

•                  How to Participate

•                  Things to Consider/Risks

•                  Key Dates

Why We’re Here

We’re here today to

                    —        Address the decline in value of stock options

                    —        Discuss our offer and its impact

                    —        Review the process to participate

                    —        Tell you how to get your questions answered

The Solution

2003 Stock Option Exchange Program

Ditech Communications Corporation is offering eligible employees the opportunity to exchange certain of their “under water” options for replacement options

“Under Water”:  The exercise price is
higher than the current stock price

Option Exchange Program Overview

•                  Voluntary stock option exchange

                    —        Cancel options on March 19, 2003 and receive:

                                •              Replacement Options on or shortly after September 23, 2003

•                  Applies to any outstanding option, with an exercise price per share of $20.00 or more, granted to regular employees (including officers) under the 2000 Non-Qualified Stock Plan, 1999 Non-Officer Equity Incentive Plan, 1998 Stock Option Plan, and Atmosphere Networks, Inc. 1997 Stock Plan, and an individual option granted outside of a plan to Ian Wright (each, an “Eligible Option”)

•                  Eligible Options are exchanged for Replacement Options on a one-for-four (1:4) basis.  For every four shares of Common Stock issuable upon exercise of the Eligible Options that you exchange, Ditech will grant you one replacement option to acquire one share of Common Stock

Option Exchange Program Overview

•                  If you choose to exchange your Eligible Options, you must also exchange any option granted to you on or after August 19, 2002 (“Mandatory Options”) regardless of exercise price or plan

                    —        Mandatory Options are also exchanged for Replacement Options on a one-for-four (1:4) basis

Option Exchange Program Overview

•                  Exercise price of Replacement Options will be the fair market value of Ditech common stock on the date Replacement Options are granted—expected to be September 23, 2003.

•                  None of the shares subject to the Replacement Options will be vested on the date of grant.

•                  The Replacement Options will vest as follows:

                    —        on the date six months from the date of grant, the number of shares issuable upon exercise of the Replacement Option equal to the product of:  (A) the percentage of shares issuable upon exercise of the exchanged Eligible Option or Mandatory Exchange Option that would have been vested as of such date, and (B) the total number of shares issuable upon exercise of the Replacement Option, will vest, and

                    —        thereafter, the Replacement Option will continue to vest in the same proportional manner as the applicable Eligible Option or Mandatory Exchange Option that was exchanged.

•                  Replacement Options will expire 10 years from the date of grant.

Eligibility

•                  Any employee holding options

                    —        Must be employed on the Exchange Date (March 19, 2003) to be eligible to participate in the 2003 Stock Option Exchange Program

                    —        Must be continuously employed from Exchange Date through Replacement Option Grant Date (September 23, 2003) to receive a Replacement Option

                    —        If your employment with Ditech terminates after the Exchange Date but before the Replacement Option Grant Date, you will not receive a Replacement Option and your cancelled options will not be reinstated

How the Exchange Program Works

•                  Employees must make election to exchange options on or before March 19, 2003

•                  Replacement Options will be granted on or shortly after September 23, 2003

•                  All Replacement Options will be Non-Qualified Stock Options

Example

•                  Jason’s hire date: September 19, 2000

•                  His original Stock Option: 1000 shares at $45.69/share

•                  Hypothetical Stock Price on Option Cancellation Date: $3.00/share

•                  Hypothetical Stock Price on Replacement Option Grant Date: $5.00/share

•                  Replacement Option: 250 shares at $5.00/share with 10-year term

[GRAPHIC OF DOUBLE-SIDED ARROW]

September 19, 2000	March 19, 2003	September 23, 2003
Option at $45.69/share	(Exchange Date)	(Replacement Option Grant Date)

	Option is exchanged and cancelled	Replacement Option for 250 shares granted at $5.00/share

Vesting - Replacement Options

•                  None of the shares subject to the Replacement Options are vested on the date of grant

•                  Vesting of Replacement Options

                    —        100% unvested on the date of grant

                    —        on the date six months from the date of grant, the number of shares subject to the Replacement Option that will become vested will be equal to the product of:  (A) the percentage of shares issuable upon exercise of the exchanged Eligible Option or Mandatory Option that would have vested as of such date, and (B) the total number of shares issued upon exercise of the Replacement Option

                    —        thereafter, the Replacement Option will continue to vest in the same proportional manner as the applicable Eligible Option or Mandatory Option that was exchanged

Ability to Exercise

•                  Replacement Options will not be exercisable until 6 months after grant

•                  Risk

                    —        The option plan allows for a 3 month post-termination Exercise Period

                    —        Replacement Options have a 6 month non-exercise Period

                    —        So Termination during the non-exercise period would leave you unable to exercise your Replacement Options

Vesting Example

•                  Jason’s example:

                    —        Assume Jason’s option had 18 months of monthly vesting remaining (out of a total 48-month vesting period) when exchanged on March 19, 2003

                    —        Replacement Option granted on September 23, 2003 is completely unvested

                    —        As of March 23, 2004 (six months after the date of grant of the Replacement Option), Jason’s original option would have had 6 months of vesting remaining

                    —        On March 23, 2004, 218 shares underlying the Replacement Option will become vested (42/48 months x 250 shares = 218)

Vesting Example (cont’d.)

                    —        Thereafter, the remaining shares will vest in equal monthly installments at the rate of 5.33 shares per month (32 shares ÷ 6 months = 5.33)

                    —        Jason must wait until March 23, 2004 before he can exercise the Replacement Option to purchase vested shares

How to Participate

•                  Read the materials that were distributed on February 19, 2003

•                  Complete and submit the election form on or before the Exchange Date, March 19, 2003

                    —        Submit the election form even if you elect not to exchange options

                    —        You may change your election as many times as you desire up until the Exchange Date

                    —        Failure to make an election on or before the Exchange Date results in no option exchange

                    —        You may not change your election after the Exchange Date

Things to Consider

•                  If you choose to participate

                    —        Your Replacement Option will be unvested on the date of grant

                    —        Your Replacement Option will be subject to a new vesting period beginning on the date of grant

                    —        The price of your Replacement Option won’t be known until the date of grant, on or after September 23, 2003

                    —        Your Replacement Option cannot be exercised until six months after grant

Things to Consider/Risks

•                  The Company, including the Board of Directors and Management, cannot advise you on whether or not you should exchange your options

                    —        Participation is solely up to you

                    —        Participation is completely voluntary

•                  Consult with your financial and tax advisors

•                  Remember!  It is possible that options that are under water today may turn out to have a lower exercise price than the Replacement Options

•                  We cannot guarantee that the Replacement Options will have a lower exercise price than the cancelled options!

Key Dates

•                  March 19, 2003

                    —        Deadline for submitting election form (and change forms)

                    —        Eligible Options and Mandatory Options are cancelled

•                  On or after September 23, 2003

                    —        Grant date for Replacement Options

•                  Six months after date of grant of Replacement Options

                    —        Replacement Options will revert proportionally to the original vesting schedule of your applicable exchanged options

Questions

•                  If you have questions that haven’t been answered during this presentation, please refer to the Q&A pages in the Offer to Exchange and the Summary of Terms

•                  If you have further questions that cannot be answered by the materials provided, contact

                    —        Bill Tamblyn, Chief Financial Officer

                    —        Kimberly Canigiula, Manager of Equity and Payroll